Exhibit 99.2

Consolidated Financial Summary
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Change
Net revenues
Institutional Securities	$5,654	$6,797	$6,119	(17%)	(8%)	$12,451	$13,776	(10%)
Wealth Management	6,660	6,559	5,736	2%	16%	13,219	11,671	13%
Investment Management	1,281	1,289	1,411	(1%)	(9%)	2,570	2,746	(6%)
Intersegment Eliminations	(138)	(128)	(134)	(8%)	(3%)	(266)	(260)	(2%)
Net revenues (1)	$13,457	$14,517	$13,132	(7%)	2%	$27,974	$27,933	--

Provision for credit losses	$161	$234	$101	(31%)	59%	$395	$158	150%

Non-interest expenses
Institutional Securities	$4,580	$4,716	$4,483	(3%)	2%	$9,296	$9,309	--
Wealth Management	4,915	4,802	4,196	2%	17%	9,717	8,545	14%
Investment Management	1,111	1,123	1,162	(1%)	(4%)	2,234	2,269	(2%)
Intersegment Eliminations	(122)	(118)	(129)	(3%)	5%	(240)	(255)	6%
Non-interest expenses (1)(2)	$10,484	$10,523	$9,712	--	8%	$21,007	$19,868	6%

Income before provision for income taxes
Institutional Securities	$977	$1,892	$1,554	(48%)	(37%)	$2,869	$4,341	(34%)
Wealth Management	1,681	1,712	1,521	(2%)	11%	3,393	3,094	10%
Investment Management	170	166	249	2%	(32%)	336	477	(30%)
Intersegment Eliminations	(16)	(10)	(5)	(60%)	*	(26)	(5)	*
Income before provision for income taxes	$2,812	$3,760	$3,319	(25%)	(15%)	$6,572	$7,907	(17%)

Net Income applicable to Morgan Stanley
Institutional Securities	$759	$1,478	$1,121	(49%)	(32%)	$2,237	$3,312	(32%)
Wealth Management	1,308	1,376	1,190	(5%)	10%	2,684	2,462	9%
Investment Management	127	134	188	(5%)	(32%)	261	391	(33%)
Intersegment Eliminations	(12)	(8)	(4)	(50%)	(200%)	(20)	(4)	*
Net Income applicable to Morgan Stanley	$2,182	$2,980	$2,495	(27%)	(13%)	$5,162	$6,161	(16%)
Earnings applicable to Morgan Stanley common shareholders	$2,049	$2,836	$2,391	(28%)	(14%)	$4,885	$5,933	(18%)

Notes:
-
Firm net revenues excluding mark-to-market gains and losses on deferred cash-based compensation plans (DCP) were: 2Q23: $13,343 million, 1Q23: $14,364 million, 2Q22: $13,847 million, 2Q23 YTD: $27,707 million, 2Q22 YTD: $29,089 million.

-	Firm compensation expenses excluding DCP were: 2Q23: $6,084 million, 1Q23: $6,217 million, 2Q22: $6,048 million, 2Q23 YTD: $12,301 million, 2Q22 YTD: $12,610 million.
-
The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Financial Metrics, Ratios and Statistical Data
(unaudited)
	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Change

Financial Metrics:

Earnings per basic share	$1.25	$1.72	$1.40	(27%)	(11%)	$2.98	$3.45	(14%)
Earnings per diluted share	$1.24	$1.70	$1.39	(27%)	(11%)	$2.95	$3.41	(13%)

Return on average common equity	8.9%	12.4%	10.1%			10.7%	12.4%
Return on average tangible common equity	12.1%	16.9%	13.8%			14.5%	16.8%

Book value per common share	$55.24	$55.13	$54.46			$55.24	$54.46
Tangible book value per common share	$40.79	$40.68	$40.07			$40.79	$40.07

Financial Ratios:

Pre-tax profit margin	21%	26%	25%			23%	28%
Compensation and benefits as a % of net revenues	47%	44%	42%			45%	42%
Non-compensation expenses as a % of net revenues	31%	28%	32%			30%	29%
Firm expense efficiency ratio (1)	78%	72%	74%			75%	71%
Effective tax rate	21.0%	19.3%	23.6%			20.1%	20.9%

Statistical Data:

Period end common shares outstanding (millions)	1,659	1,670	1,723	(1%)	(4%)
Average common shares outstanding (millions)
Basic	1,635	1,645	1,704	(1%)	(4%)	1,640	1,718	(5%)
Diluted	1,651	1,663	1,723	(1%)	(4%)	1,657	1,739	(5%)

Worldwide employees	82,006	82,266	78,386	--	5%

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated and U.S. Bank Supplemental Financial Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Change

Consolidated Balance sheet

Total assets	$1,164,911	$1,199,904	$1,173,776	(3%)	(1%)
Loans (1)	$224,276	$222,727	$214,573	1%	5%
Deposits	$348,511	$347,523	$347,148	--	--
Long-term debt outstanding	$243,820	$245,595	$221,979	(1%)	10%
Maturities of long-term debt outstanding (next 12 months)	$22,326	$20,382	$19,737	10%	13%

Average liquidity resources	$310,724	$321,195	$306,370	(3%)	1%

Common equity	$91,636	$92,076	$93,846	--	(2%)
Less: Goodwill and intangible assets	(23,973)	(24,125)	(24,803)	(1%)	(3%)
Tangible common equity	$67,663	$67,951	$69,043	--	(2%)

Preferred equity	$8,750	$8,750	$7,750	--	13%

U.S. Bank Supplemental Financial Information
Total assets	$385,596	$384,794	$377,724	--	2%
Loans	$209,065	$206,785	$201,853	1%	4%
Investment securities portfolio (2)	$119,289	$123,250	$125,785	(3%)	(5%)
Deposits	$342,522	$340,926	$339,575	--	1%

Regional revenues
Americas	$10,394	$10,791	$9,662	(4%)	8%	$21,185	$20,126	5%
EMEA (Europe, Middle East, Africa)	1,500	1,737	1,678	(14%)	(11%)	3,237	3,989	(19%)
Asia	1,563	1,989	1,792	(21%)	(13%)	3,552	3,818	(7%)
Consolidated net revenues	$13,457	$14,517	$13,132	(7%)	2%	$27,974	$27,933	--

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Average Common Equity and Regulatory Capital Information
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Change

Average Common Equity
Institutional Securities	$45.6	$45.6	$48.8	--	(7%)	$45.6	$48.8	(7%)
Wealth Management	28.8	28.8	31.0	--	(7%)	28.8	31.0	(7%)
Investment Management	10.4	10.4	10.6	--	(2%)	10.4	10.6	(2%)
Parent	6.8	6.6	3.9	3%	74%	6.6	5.1	29%
Firm	$91.6	$91.4	$94.3	--	(3%)	$91.4	$95.5	(4%)

Regulatory Capital

Common Equity Tier 1 capital	$69.9	$69.5	$70.2	1%	--
Tier 1 capital	$78.5	$77.9	$77.8	1%	1%

Standardized Approach
Risk-weighted assets	$450.4	$459.1	$461.0	(2%)	(2%)
Common Equity Tier 1 capital ratio	15.5%	15.1%	15.2%
Tier 1 capital ratio	17.4%	17.0%	16.9%

Advanced Approach
Risk-weighted assets	$440.3	$444.8	$454.1	(1%)	(3%)
Common Equity Tier 1 capital ratio	15.9%	15.6%	15.5%
Tier 1 capital ratio	17.8%	17.5%	17.1%

Leverage-based capital
Tier 1 leverage ratio	6.7%	6.7%	6.6%
Supplementary Leverage Ratio	5.5%	5.5%	5.4%

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Institutional Securities
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Change
Revenues:

Advisory	$455	$638	$598	(29%)	(24%)	$1,093	$1,542	(29%)
Equity	225	202	148	11%	52%	427	406	5%
Fixed income	395	407	326	(3%)	21%	802	758	6%
Underwriting	620	609	474	2%	31%	1,229	1,164	6%
Investment banking	1,075	1,247	1,072	(14%)	--	2,322	2,706	(14%)

Equity	2,548	2,729	2,960	(7%)	(14%)	5,277	6,134	(14%)
Fixed income	1,716	2,576	2,500	(33%)	(31%)	4,292	5,423	(21%)
Other	315	245	(413)	29%	*	560	(487)	*

Net revenues	5,654	6,797	6,119	(17%)	(8%)	12,451	13,776	(10%)

Provision for credit losses	97	189	82	(49%)	18%	286	126	127%

Compensation and benefits	2,215	2,365	2,050	(6%)	8%	4,580	4,654	(2%)
Non-compensation expenses	2,365	2,351	2,433	1%	(3%)	4,716	4,655	1%
Total non-interest expenses	4,580	4,716	4,483	(3%)	2%	9,296	9,309	--

Income before provision for income taxes	977	1,892	1,554	(48%)	(37%)	2,869	4,341	(34%)
Net income applicable to Morgan Stanley	$759	$1,478	$1,121	(49%)	(32%)	$2,237	$3,312	(32%)

Pre-tax profit margin	17%	28%	25%			23%	32%
Compensation and benefits as a % of net revenues	39%	35%	34%			37%	34%
Non-compensation expenses as a % of net revenues	42%	35%	40%			38%	34%

Return on Average Common Equity	6%	12%	9%			9%	13%
Return on Average Tangible Common Equity (1)	6%	12%	9%			9%	13%

Trading VaR (Average Daily 95% / One-Day VaR)	$52	$55	$46

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Wealth Management
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Change
Revenues:
Asset management	$3,452	$3,382	$3,510	2%	(2%)	$6,834	$7,136	(4%)
Transactional	869	921	291	(6%)	199%	1,790	926	93%
Net interest income	2,156	2,158	1,747	--	23%	4,314	3,287	31%
Other	183	98	188	87%	(3%)	281	322	(13%)
Net revenues (1)	6,660	6,559	5,736	2%	16%	13,219	11,671	13%

Provision for credit losses	64	45	19	42%	*	109	32	*

Compensation and benefits (1)	3,503	3,477	2,895	1%	21%	6,980	6,020	16%
Non-compensation expenses	1,412	1,325	1,301	7%	9%	2,737	2,525	8%
Total non-interest expenses	4,915	4,802	4,196	2%	17%	9,717	8,545	14%

Income before provision for income taxes	1,681	1,712	1,521	(2%)	11%	3,393	3,094	10%
Net income applicable to Morgan Stanley	$1,308	$1,376	$1,190	(5%)	10%	$2,684	$2,462	9%

Pre-tax profit margin	25%	26%	27%			26%	27%
Compensation and benefits as a % of net revenues	53%	53%	50%			53%	52%
Non-compensation expenses as a % of net revenues	21%	20%	23%			21%	22%

Return on Average Common Equity	18%	19%	15%			18%	15%
Return on Average Tangible Common Equity (2)	34%	36%	29%			35%	29%

Notes:
-	Wealth Management net revenues excluding DCP were: 2Q23: $6,578 million, 1Q23: $6,458 million, 2Q22: $6,251 million, 2Q23 YTD: $13,036 million, 2Q22 YTD: $12,482 million.
-	Wealth Management compensation expenses excluding DCP were: 2Q23: $3,396 million, 1Q23: $3,358 million, 2Q22: $3,254 million, 2Q23 YTD: $6,754 million, 2Q22 YTD: $6,579 million.
-
The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Wealth Management
Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2022

Wealth Management Metrics

Total client assets	$4,885	$4,558	$4,246	7%	15%
Net new assets	$89.5	$109.6	$52.9	(18%)	69%
U.S. Bank loans	$144.7	$143.7	$143.6	1%	1%
Margin and other lending (1)	$21.7	$21.1	$24.8	3%	(13%)
Deposits (2)	$343	$341	$340	1%	1%
Annualized weighted average cost of deposits
Period end	2.53%	2.05%	0.28%
Period average	2.32%	1.86%	0.16%

Advisor-led channel

Advisor-led client assets	$3,784	$3,582	$3,427	6%	10%

Fee-based client assets	$1,856	$1,769	$1,717	5%	8%
Fee-based asset flows	$22.7	$22.4	$28.5	1%	(20%)
Fee-based assets as a % of advisor-led client assets	49%	49%	50%

Self-directed channel

Self-directed assets	$1,101	$976	$819	13%	34%
Daily average revenue trades (000's)	765	831	880	(8%)	(13%)
Self-directed households (millions)	8.1	8.1	7.8	--	4%

Workplace channel

Stock plan unvested assets	$402	$358	$323	12%	24%
Number of stock plan participants (millions)	6.5	6.5	6.1	--	7%

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Investment Management
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Change
Revenues:
Asset management and related fees	$1,268	$1,248	$1,304	2%	(3%)	$2,516	$2,692	(7%)
Performance-based income and other	13	41	107	(68%)	(88%)	54	54	--
Net revenues	1,281	1,289	1,411	(1%)	(9%)	2,570	2,746	(6%)

Compensation and benefits	544	568	605	(4%)	(10%)	1,112	1,150	(3%)
Non-compensation expenses	567	555	557	2%	2%	1,122	1,119	--
Total non-interest expenses	1,111	1,123	1,162	(1%)	(4%)	2,234	2,269	(2%)

Income before provision for income taxes	170	166	249	2%	(32%)	336	477	(30%)
Net income applicable to Morgan Stanley	$127	$134	$188	(5%)	(32%)	$261	$391	(33%)

Pre-tax profit margin	13%	13%	18%			13%	17%
Compensation and benefits as a % of net revenues	42%	44%	43%			43%	42%
Non-compensation expenses as a % of net revenues	44%	43%	39%			44%	41%

Return on Average Common Equity	5%	5%	7%			5%	7%
Return on Average Tangible Common Equity (1)	70%	73%	99%			72%	102%

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Investment Management
Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:		Six Months Ended		Percentage
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Change

Assets under management or supervision (AUM)(1)

Net flows by asset class
Equity	$(5.3)	$(2.1)	$(7.4)	(152%)	28%	$(7.4)	$(14.9)	50%
Fixed Income	(5.0)	(2.0)	(2.6)	(150%)	(92%)	(7.0)	(6.5)	(8%)
Alternatives and Solutions	11.4	1.7	6.5	*	75%	13.1	3.5	*
Long-Term Net Flows	1.1	(2.4)	(3.5)	*	*	(1.3)	(17.9)	93%

Liquidity and Overlay Services	9.7	13.9	31.3	(30%)	(69%)	23.6	3.2	*

Total Net Flows	$10.8	$11.5	$27.8	(6%)	(61%)	$22.3	$(14.7)	*

Assets under management or supervision by asset class
Equity	$289	$277	$265	4%	9%
Fixed Income	165	175	181	(6%)	(9%)
Alternatives and Solutions	482	448	415	8%	16%
Long-Term Assets Under Management or Supervision	$936	$900	$861	4%	9%

Liquidity and Overlay Services	476	462	490	3%	(3%)

Total Assets Under Management or Supervision	$1,412	$1,362	$1,351	4%	5%

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Loans and Lending Commitments
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Mar 31, 2023	Jun 30, 2022

Institutional Securities

Loans:
Corporate	$17.8	$18.3	$12.9	(3%)	38%
Secured lending facilities	41.2	40.0	36.8	3%	12%
Commercial and residential real estate	12.1	11.8	12.7	3%	(5%)
Securities-based lending and other	8.1	8.7	8.3	(7%)	(2%)

Total Loans	79.2	78.8	70.7	1%	12%

Lending Commitments	127.1	122.3	125.7	4%	1%

Institutional Securities Loans and Lending Commitments	$206.3	$201.1	$196.4	3%	5%

Wealth Management

Loans:
Securities-based lending and other	$87.6	$88.4	$93.3	(1%)	(6%)
Residential real estate	57.1	55.3	50.4	3%	13%

Total Loans	144.7	143.7	143.7	1%	1%

Lending Commitments	18.8	17.8	15.4	6%	22%

Wealth Management Loans and Lending Commitments	$163.5	$161.5	$159.1	1%	3%

Consolidated Loans and Lending Commitments (1)	$369.8	$362.6	$355.5	2%	4%

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Loans and Lending Commitments
Allowance for Credit Losses (ACL) as of June 30, 2023
(unaudited, dollars in millions)

	Loans and Lending Commitments	ACL (1)	ACL %	Q2 Provision
	(Gross)
Loans:
Held For Investment (HFI)

Corporate	$6,835	$257	3.8%	$20
Secured lending facilities	37,795	156	0.4%	3
Commercial and residential real estate	8,674	385	4.4%	49
Other	3,346	14	0.4%	2
Institutional Securities - HFI	$56,650	$812	1.4%	$74

Wealth Management - HFI	144,955	269	0.2%	64

Held For Investment	$201,605	$1,081	0.5%	$138

Held For Sale	15,284

Fair Value	8,082

Total Loans	224,971	1,081		138

Lending Commitments	145,890	562	0.4%	23

Consolidated Loans and Lending Commitments	$370,861	$1,643		$161

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Definition of U.S. GAAP to Non-GAAP Measures

(a)
The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP).  From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise.  The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP.  Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition, operating results, or prospective regulatory capital requirements.  These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies.  Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable U.S. GAAP financial measure.  In addition to the following notes, please also refer to the Firm's Annual Report on Form 10-K for the year ended December 31, 2022 (2022 Form 10-K).

(b)
The following are considered non-GAAP financial measures that the Firm considers useful for analysts, investors and other stakeholders to allow comparability of operating performance and capital adequacy. These measures are calculated as follows:

	-	The return on average tangible common equity represents annualized earnings applicable to Morgan Stanley common shareholders as a percentage of average tangible common equity.
-
Segment return on average common equity and return on average tangible common equity represent full year net income or annualized net income for the quarter applicable to Morgan Stanley for each segment, less preferred dividend segment allocation, divided by average common equity and average tangible common equity for each respective segment.  The segment adjustments to common equity to derive segment average tangible common equity are generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).

	-	Tangible common equity represents common equity less goodwill and intangible assets net of certain mortgage servicing rights deduction.
	-	Tangible book value per common share represents tangible common equity divided by period end common shares outstanding.
	-	Net revenues excluding DCP represents net revenues adjusted for the impact of mark-to-market gains/losses on economic hedges associated with certain employee deferred cash-based compensation plans.
	-	Compensation expense excluding DCP represents compensation adjusted for the impact related to certain deferred cash-based compensation plans linked to investment performance.

Definitions of Performance Metrics and Terms

Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics which we believe to be useful to us, analysts, investors and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.

Page 1:
(a)	Provision for credit losses represents the provision for credit losses on loans held for investment and unfunded lending commitments.
(b)	Net income applicable to Morgan Stanley represents net income, less net income applicable to nonredeemable noncontrolling interests.
(c)	Earnings applicable to Morgan Stanley common shareholders represents net income applicable to Morgan Stanley, less preferred dividends.

Page 2:
(a)	The return on average common equity represents annualized earnings applicable to Morgan Stanley common shareholders as a percentage of average common equity.
(b)	Book value per common share represents common equity divided by period end common shares outstanding.
(c)	Tangible book value per common share represents tangible common equity divided by period end common shares outstanding.
(d)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.
(e)	The Firm expense efficiency ratio represents total non‐interest expenses as a percentage of net revenues.

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(a)
Liquidity Resources, which are primarily held within the Parent and its major operating subsidiaries, are comprised of high quality liquid assets (HQLA) and cash deposits with banks ("Liquidity Resources"). The total amount of Liquidity Resources is actively managed by us considering the following components: unsecured debt maturity profile; balance sheet size and composition; funding needs in a stressed environment, inclusive of contingent cash outflows; legal entity, regional and segment liquidity requirements; regulatory requirements; and collateral requirements. Average Liquidity Resources represents the average daily balance for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022.

(b)	The Firm's goodwill and intangible balances utilized in the calculation of tangible common equity are net of certain mortgage servicing rights deduction.
(c)
U.S. Bank refers to the Firm's U.S. Bank operating subsidiaries Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association, and excludes balances between Bank subsidiaries, as well as deposits from the Parent and affiliates.

(d)
Firmwide regional revenues reflect the Firm's consolidated net revenues on a managed basis.  Further discussion regarding the geographic methodology for net revenues is disclosed in Note 23 to the consolidated financial statements included in the Firm's 2022 Form 10-K.

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(a)
The Firm's attribution of average common equity to the business segments is based on the Required Capital framework, an internal capital adequacy measure. This framework is a risk-based and leverage-based capital measure, which is compared with the Firm's regulatory capital to ensure that the Firm maintains an amount of going concern capital after absorbing potential losses from stress events, where applicable, at a point in time. The Required Capital Framework is based on the Firm's regulatory capital requirements. The Firm defines the difference between its total average common equity and the sum of the average common equity amounts allocated to its business segments as Parent common equity. The amount of capital allocated to the business segments is generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition). The Firm continues to evaluate its required capital framework with respect to the impact of evolving regulatory requirements, as appropriate. For further discussion of the framework, refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Regulatory Requirements" in the Firm’s 2022 Form 10‐K.

(b)
The Firm's risk‐based capital ratios are computed under each of the (i) standardized approaches for calculating credit risk and market risk risk‐weighted assets (RWAs) (the “Standardized Approach”) and (ii) applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (the “Advanced Approach”). For information on the calculation of regulatory capital and ratios, and associated regulatory requirements, please refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Regulatory Requirements" in the Firm’s 2022 Form 10‐K.

(c)	Supplementary leverage ratio represents Tier 1 capital divided by the total supplementary leverage exposure.

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(a)
Institutional Securities Equity and Fixed income net revenues include trading, net interest income (interest income less interest expense), asset management, commissions and fees, investments and other revenues which are directly attributable to those businesses.

(b)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.
(c)
VaR represents the unrealized loss in portfolio value that one would not expect to exceed, on average, more than five times every one hundred trading days in the Firm's trading positions if the portfolio were held constant for a one-day period. Further discussion of the calculation of VaR and the limitations of the Firm's VaR methodology, is disclosed in "Quantitative and Qualitative Disclosures about Risk" included in the Firm's 2022 Form 10-K.

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(a)	Transactional revenues for the Wealth Management segment includes investment banking, trading, and commissions and fee revenues.
(b)	Net interest income represents interest income less interest expense.
(c)	Other revenues for the Wealth Management segment includes investments and other revenues.
(d)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.

Definitions of Performance Metrics and Terms

Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics which we believe to be useful to us, analysts, investors and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.

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(a)
Client assets represent those for which Wealth Management is providing services including financial advisor-led brokerage, custody, administrative and investment advisory services; self-directed brokerage services; financial and wealth planning services; workplace services, including stock plan administration, and retirement plan services.

(b)
Net new assets represent client inflows, including dividends and interest, and asset acquisitions, less client outflows, and exclude activity from business combinations/divestitures and the impact of fees and commissions.

(c)
Margin and other lending represents margin lending arrangements, which allow customers to borrow against the value of qualifying securities and other lending which includes non‐purpose securities-based lending on non‐bank entities.

(d)
Deposits reflect liabilities sourced from Wealth Management clients and other sources of funding on the U.S. Bank Subsidiaries. Deposits include sweep deposit programs, savings and other, and time deposits.

(e)
Annualized weighted average cost of deposits represents the total annualized weighted average cost of the various deposit products, excluding the effect of related hedging derivatives. The period end cost of deposits is based upon balances and rates as of June 30, 2023, March 31, 2023 and June 30, 2022. The period average is based on both daily average deposit balances and rates for the period.

(f)	Advisor-led client assets represent client assets in accounts that have a Wealth Management representative assigned.
(g)	Fee‐based client assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
(h)
Fee-based asset flows include net new fee-based assets (including asset acquisitions), net account transfers, dividends, interest and client fees, and exclude institutional cash management related activity. For a description of the Inflows and Outflows included in Fee-based asset flows, see Fee-based client assets in the 2022 Form 10-K.

(i)	Self-directed assets represent active accounts which are not advisor led. Active accounts are defined as having at least $25 in assets.
(j)	Daily average revenue trades (DARTs) represent the total self-directed trades in a period divided by the number of trading days during that period.
(k)
Self-directed households represent the total number of households that include at least one account with self-directed assets. Individual households or participants that are engaged in one or more of our Wealth Management channels are included in each of the respective channel counts.

(l)
The workplace channel assets includes equity compensation solutions for companies, their executives and employees. Stock plan unvested assets represent the market value of public company securities at the end of the period.

(m)
Stock plan participants represent total accounts with vested and/or unvested stock plan assets in the workplace channel. Individuals with accounts in multiple plans are counted as participants in each plan.

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(a)
Asset management and related fees represents management and administrative fees, distribution fees, and performance-based fees, not in the form of carried interest. Asset management and related fees represents Asset management as reported on the Firm’s consolidated income statement.

(b)
Performance-based income and other includes performance-based fees in the form of carried interest, gains and losses from investments, gains and losses from hedges on seed capital and certain employee deferred compensation plans, net interest, and other revenues. Performance-based income and other represents investments, investment banking, trading, net interest and other revenues as reported on the Firm’s consolidated income statement.

(c)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.

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(a)
Investment Management Alternatives and Solutions asset class includes products in Fund of Funds, Real Estate, Private Equity and Credit strategies, Multi‐Asset portfolios, as well as Custom Separate Account portfolios.

(b)
Investment Management net flows include new commitments, investments or reinvestments, net of client redemptions, returns of capital post-fund investment period and dividends not reinvested and excludes the impact of the transition of funds from their commitment period to the invested capital period.

(c)
Overlay Services represents investment strategies that use passive exposure instruments to obtain, offset, or substitute specific portfolio exposures beyond those provided by the underlying holdings of the fund.

(d)
Total assets under management or supervision excludes shares of minority stake assets which represent the Investment Management business segment’s proportional share of assets managed by third-party asset managers in which we hold investments accounted for under the equity method.

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(a)	Corporate loans include relationship and event-driven loans and typically consist of revolving lines of credit, term loans and bridge loans.
(b)
Secured lending facilities include loans provided to clients, which are primarily secured by loans, which are, in turn, collateralized by various assets including residential real estate, commercial real estate, corporate and financial assets.

(c)	Securities-based lending and other includes financing extended to sales and trading customers and corporate loans purchased in the secondary market.
(d)	Institutional Securities Lending Commitments principally include Corporate lending activity.

Supplemental Quantitative Details and Calculations

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(1)	The following sets forth the net revenue impact of mark-to-market gains and losses on investments associated with DCP and compensation expense impact related to DCP:

	2Q23	1Q23	2Q22	2Q23 YTD	2Q22 YTD
Net revenues	$13,457	$14,517	$13,132	$27,974	$27,933
Adjustment for mark-to-market on DCP	(114)	(153)	715	(267)	1,156
Adjusted Net revenues - non-GAAP	$13,343	$14,364	$13,847	$27,707	$29,089

Compensation expense	$6,262	$6,410	$5,550	$12,672	$11,824
Adjustment for mark-to-market on DCP	(178)	(193)	498	(371)	786
Adjusted Compensation expense - non-GAAP	$6,084	$6,217	$6,048	$12,301	$12,610

-
Compensation expense for deferred cash-based compensation awards is calculated based on the notional value of the award granted, adjusted for changes in the fair value of the referenced investments that employees select. Compensation expense is recognized over the vesting period relevant to each separately vesting portion of deferred awards.

-
The Firm invests directly, as a principal, in financial instruments and other investments to economically hedge certain of its obligations under these deferred cash-based compensation plans. Changes in the fair value of such investments, net of financing costs, are recorded in Net revenues, and included in Transactional revenues in the Wealth Management business segment. Although changes in compensation expense resulting from changes in the fair value of the referenced investments will generally be offset by changes in the fair value of investments recognized in net revenues, there is typically a timing difference between the immediate recognition of gains and losses on the Firm’s investments and the deferred recognition of the related compensation expense over the vesting period.  While this timing difference may not be material to Income before provision for income taxes for the Firm in any individual period, it may impact the Wealth Management business segment reported ratios and operating metrics in certain periods due to potentially significant impacts to net revenues and compensation expenses.

(2)	The Firm non-interest expenses by category are as follows:

	2Q23	1Q23	2Q22	2Q23 YTD	2Q22 YTD
Compensation and benefits (a)	$6,262	$6,410	$5,550	$12,672	$11,824

Non-compensation expenses:
Brokerage, clearing and exchange fees	875	881	878	1,756	1,760
Information processing and communications	926	915	857	1,841	1,686
Professional services	767	710	757	1,477	1,462
Occupancy and equipment	471	440	430	911	857
Marketing and business development	236	247	220	483	395
Other	947	920	1,020	1,867	1,884
Total non-compensation expenses	4,222	4,113	4,162	8,335	8,044
Total non-interest expenses	$10,484	$10,523	$9,712	$21,007	$19,868

(a)
The Firm recorded severance costs of $308 million in the second quarter of 2023, associated with an employee action, which were reported in business segments' results as follows: Institutional Securities $207 million, Wealth Management $78 million and Investment Management $23 million.

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(1)
For the quarter and six months ended June 30, 2023, Firm results include pre-tax integration-related expenses of $99 million and $176 million, respectively, of which $75 million and $128 million, respectively, are reported in the Wealth Management business segment, and $24 million and $48 million, respectively, are reported in the Investment Management business segment.

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(1)	Includes loans held for investment (net of allowance), loans held for sale and also includes loans at fair value which are included in Trading assets on the balance sheet.
(2)	As of June 30, 2023, March 31, 2023 and June 30, 2022, the U.S. Bank investment securities portfolio included held to maturity investment securities of $54.9 billion, $55.7 billion and $58.7 billion, respectively.

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(1)	Institutional Securities average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 2Q23: $471mm; 1Q23: $471mm; 2Q22: $576mm; 2Q23 YTD: $471mm; 2Q22 YTD: $576mm

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(1)	The following sets forth the net revenue impact of mark-to-market gains and losses on investments associated with DCP and compensation expense impact related to DCP:

	2Q23	1Q23	2Q22	2Q23 YTD	2Q22 YTD
Net revenues	$6,660	$6,559	$5,736	$13,219	$11,671
Adjustment for mark-to-market on DCP	(82)	(101)	515	(183)	811
Adjusted Net revenues - non-GAAP	$6,578	$6,458	$6,251	$13,036	$12,482

Compensation expense	$3,503	$3,477	$2,895	$6,980	$6,020
Adjustment for mark-to-market on DCP	(107)	(119)	359	(226)	559
Adjusted Compensation expense - non-GAAP	$3,396	$3,358	$3,254	$6,754	$6,579

(2)	Wealth Management average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 2Q23: $14,075mm; 1Q23: $14,075mm; 2Q22: $14,746mm; 2Q23 YTD: $14,075mm; 2Q22 YTD: $14,746mm

Supplemental Quantitative Details and Calculations

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(1)	Wealth Management other lending includes $2 billion, $2 billion and $3 billion, respectively, of non-purpose securities based lending on non-bank entities in the periods ended June 30, 2023, March 31, 2023 and June 30, 2022.
(2)	For the quarters ended June 30, 2023, March 31, 2023 and June 30, 2022, Wealth Management deposits of $343 billion, $341 billion and $340 billion, respectively, exclude off-balance sheet deposits of $0, $2 billion and $8 billion, respectively, held by third parties outside of Morgan Stanley. Total deposits details are as follows:

	2Q23	1Q23	2Q22
Brokerage sweep deposits	$158	$172	$279
Other deposits	185	169	61
Total balance sheet deposits	343	341	340
Off-balance sheet deposits	-	2	8
Total deposits	$343	$343	$348

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(1)
Investment Management average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 2Q23: $9,687mm; 1Q23: $9,687mm; 2Q22: $9,815mm; 2Q23 YTD: $9,687mm; 2Q22 YTD: $9,815mm

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(1) In the current quarter, our Retail Municipal and Corporate Fixed Income business (FIMS) was combined with our Parametric retail customized solutions business. The impact of the prospective change is a $6 billion movement of end of period AUM from Fixed Income to the Alternatives and Solutions asset class.

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(1) For the quarters ended June 30, 2023, March 31, 2023 and June 30, 2022, Investment Management reflected loan balances of $386 million, $218 million and $220 million, respectively.

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(1) For the quarter ended June 30, 2023, the Allowance Rollforward for Loans and Lending Commitments is as follows:

	Institutional Securities	Wealth Management	Total
Loans

Allowance for Credit Losses (ACL)
Beginning Balance - March 31, 2023	$765	$205	$970
Net Charge Offs	(30)	-	(30)
Provision	74	64	138
Other	3	-	3
Ending Balance - June 30, 2023	$812	$269	$1,081

Lending Commitments

Allowance for Credit Losses (ACL)
Beginning Balance - March 31, 2023	$515	$24	$539
Net Charge Offs	-	-	-
Provision	23	-	23
Other	-	-	-
Ending Balance - June 30, 2023	$538	$24	$562

Loans and Lending Commitments

Allowance for Credit Losses (ACL)
Beginning Balance - March 31, 2023	$1,280	$229	$1,509
Net Charge Offs	(30)	-	(30)
Provision	97	64	161
Other	3	-	3
Ending Balance - June 30, 2023	$1,350	$293	$1,643

Legal Notice

This Financial Supplement contains financial, statistical and business-related information, as well as business and segment trends.
The information should be read in conjunction with the Firm's second quarter earnings press release issued July 18, 2023.